UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Carson as Chief Accounting Officer

Effective October 1, 2024, Brian Carson has been appointed as the new Chief Accounting Officer of CleanSpark, Inc. (the “Company”). Mr. Carson, 50 years of age, was previously Director of Financial reporting of the Company, a position he has held since October 14, 2022. From August 2021 to October 2022, Mr. Carson served as the Financial Controller for Sahara Las Vegas. Prior to that, from August 2020 to January 2022, he held the position of Corporate Controller for Drake Automotive Group. Additionally, he worked as a Financial Consultant for Resources Global Professionals from September 2019 to March 2020. With over 30 years of accounting experience, Mr. Carson was a licensed Certified Public Accountant for more than 20 years. Early in his career, he also served as an Audit Manager with Deloitte.

Effective October 1, 2024, the Company entered into an employment agreement with Mr. Carson (the "Employment Agreement”). The Employment Agreement provides for an annual base salary of $300,000, payable according to the Company's normal payroll practices, which amount will be reviewed annually and is subject to adjustment by the Compensation Committee (the “Committee”) of the Company's Board of Directors (the “Board”). In addition, Mr. Carson will be entitled to receive (i) an annual discretionary target cash bonus up to 40% of his base salary, paid at the sole discretion of the Compensation Committee on advice from the Company's Chief Executive Officer, and (ii) 131,148 restricted stock units (“RSUs”), which will vest consistently with the description of the 2025 LTIP Awards set forth below.

The Employment Agreement can be terminated (i) for cause by the Company, (ii) by Mr. Carson for any reason upon 30 days’ advance prior written notice, or (iii) by the Company for any reason (other than for cause) upon 30 days’ advanced prior written notice.

Furthermore, Mr. Carson, (i) upon termination by the Company for cause or his resignation without good reason, shall be entitled to receive the accrued and unpaid portion of his base salary, any reimbursement for business travel and other expenses to which he is entitled under the Employment Agreement and such employee benefits (including equity compensation), if any, to which Mr. Carson may be entitled under the Company’s employee benefit plans as of the date of Mr. Carson’s termination; and (ii) upon termination by the Company other than for cause or Mr. Carson’s resignation for good reason, upon signing and returning an effective release of claims, shall be entitled to receive (x) severance equal to (A) the sum of one-half plus an additional one-twelfth for each annual period, rounded up, of employment at the Company, multiplied by (B) his base salary for the year in which the date of such termination occurs, which shall be paid within 10 business days following the date of his termination, (y) monthly COBRA reimbursement for Mr. Carson and his dependents until the earliest of (A) the twelve-month anniversary of the date Mr. Carson’s termination, (B) the date he is no longer eligible to receive COBRA continuation coverage and (C) the date on which Mr. Carson becomes eligible to receive substantially similar coverage from another employer or other source and (z) the treatment of any outstanding equity awards shall be determined in accordance with the terms of the Company’s 2017 Incentive Plan, as amended (the “Plan”), and Mr. Carson’s applicable award agreements.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Carson and any other person pursuant to which Mr. Carson was appointed as Chief Accounting Officer. There are no family relationships between Mr. Carson and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Carson is not a participant in, nor is Mr. Carson to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with his appointment.

Adoption of New Long-Term Incentive Program

On October 1, 2024, the Committee approved the establishment of the Company’s Long-Term Incentive Program (the “LTIP”) under the Plan. Awards granted pursuant to the LTIP are in addition to cash annual bonus awards and annual time-based RSU awards, if any, and are a key element of the Company’s compensation program. The Committee believes its existing compensation program, together with the LTIP, will continue to reward long-term performance and align the Company’s executive officers’ interests with the Company’s stockholders.

The Committee engaged an independent third-party compensation consultant as part of its annual review of benchmark data and a review of the Company’s compensation practices as compared to the Company’s peer companies. Based upon the data collected during this process, the Committee approved the LTIP and the 2025 LTIP Awards (as defined below), which are intended to align total compensation for the Company’s management team with industry best practices and certain of its peer companies. LTIP awards are issued in the form of RSUs and are granted pursuant to the Plan.

Purpose of LTIP Awards

The LTIP aligns with the Company’s pay-for-performance philosophy since the number of awards that vest is tied directly to the achievement of pre-determined performance metrics, and the awards therefore serve to reward the achievement relative to such performance metrics. The LTIP award also aligns with shareholder interest as stock price and shareholder return are key components of the vesting conditions. Further, the LTIP is designed to be retentive because, even after the LTIP awards have been earned based on performance, they continue to vest over a long-term service period. Accordingly, the issuance of the LTIP awards aligns closely with the Company’s executive compensation objectives.

Determination of Target 2025 LTIP Awards

For the Company’s fiscal year ended September 30, 2025 (“FY 2025”), each executive officer was assigned a target value for the LTIP award, which is reflected as a multiple of base salary for FY 2025. In determining the value of the 2025 LTIP awards (the “2025 LTIP Awards”), the Committee considered the following factors:

•
the Company’s growth rate relative to a number of metrics that are significant for driving alignment with stockholder value, including stock price, market capitalization and enterprise value both in absolute terms and relative to peer group companies;
•
the growth rate of the Company with respect to factors such as, increased revenue, increased hashrate and the efficiency of capital in accomplishing such growth relative to peer group companies;
•
bitcoin production and related uptime, both in absolute terms and relative to peer group companies;
•
the intersection of uptime and power efficiency to drive financial performance both in absolute terms and relative to peer group companies;
•
the value of the long-term equity incentive compensation paid by peer group companies, as determined based on a review of compensation data provided by the independent third-party compensation consultant;
•
the Company’s stock price and Total shareholder returns over the measurement period both in absolute terms and relative to peer group companies;
•
the Company’s role as an industry leader in the bitcoin mining and digital asset industry;
•
the Company’s relatively high risk-profile due to factors such as regulatory uncertainty, stock price fluctuation and employee mobility; and
•
individual performance of and expected contributions from the named executive officers.

Based on this assessment, on October 2, 2024, the Committee granted 2025 LTIP Awards to the executive officers and other executives with the value to be based upon the Company’s achievement of pre-determined performance metrics relating to total growth, uptime, efficiency and stockholder return. The following table sets forth the value of the RSUs that will be earned by each named executive officer and other executives assuming the Company’s achievement of 100% of the pre-determined metrics:

FY 2025 Annual LTIP
Name	Value of RSUs Assuming Achievement of 100% of Target
Zachary Bradford	$17,575,000
S. Matthew Schultz	$15,817,500
Gary Vecchiarelli	$5,100,000
Scott Garrison	$3,300,000
Taylor Monnig	$2,460,000
Brian Carson	$1,200,000

The Company’s performance with respect to the pre-determined metrics will be expressed as a percentile relative to the performance of the Company’s peer group, and the number of 2025 LTIP Awards that will vest will be determined by reference to the percentile as indicated in the below table:

Percentile Relative to Peer Group (%)	Payout Relative to Target (%)
85.0+	200%
75.0 - 84.9	175%
65.0 - 74.9	150%
55.0 - 64.9	125%
45.0 - 54.9	100%
35.0 - 44.9	75%
25.0 - 34.9	50%
15.0 - 24.9	25%
00.0 - 14.9	0%

Accordingly, based on the Company’s performance metrics relative to the peer group, the 2025 LTIP Awards will vest between 0% and 200% of the target amount.

For illustrative purposes, the following table sets forth the number of shares to be vested and the value of the 2025 LTIP Awards at each of the 50% level, the 100% level (target), and the 200% level (maximum):

	Number of	Value of	Number of	Value of	Number of	Value of
	RSUs at	RSUs at	RSUs at	RSUs at	RSUs at	RSUs at
	50% of	50% of	100% of	100% of	200% of	200% of
	Target	Target	Target	Target	Target	Target
Name	(#)	($)	(#)	($)	(#)	($)
Zachary Bradford	960,383	$8,787,500	1,920,765	$17,575,000	3,841,530	$35,150,000
S. Matthew Schultz	864,344	$7,908,750	1,728,689	$15,817,500	3,457,377	$31,635,000
Gary Vecchiarelli	278,689	$2,550,000	557,377	$5,100,000	1,114,754	$10,200,000
Scott Garrison	180,328	$1,650,000	360,656	$3,300,000	721,311	$6,600,000
Taylor Monnig	134,426	$1,230,000	268,852	$2,460,000	537,705	$4,920,000
Brian Carson	65,574	$600,000	131,148	$1,200,000	262,295	$2,400,000

The aggregate number of RSUs granted to each executive was equal to (x) the value of the 2025 LTIP Award at 200% of target divided by (y) the 20-day moving average stock price of the Company’s common stock on the grant date, which was $9.15 per share. Notably, this per share value was higher than the closing price of the common stock on the grant date, which was $8.79. As a result, the number of 2025 LTIP RSUs granted is fewer than it would otherwise have been if the closing price on the date of grant had been used. The grant date fair value of the 2025 LTIP awards as determined under SEC rules will also be lower than the values reflected on the table.

The Committee expects to make a determination regarding the Company’s performance relative to its performance metrics in October 2025, which will establish the maximum number of shares that are subject to vesting pursuant to the 2025 LTIP Awards (the “Earned 2025 LTIP Awards”). Once that determination has been made, (i) 40% of any Earned 2025 LTIP Awards will vest on October 31, 2025, and (ii) the balance of any Earned 2025 LTIP Awards will vest equally over 12 calendar quarters, subject to the executive officer’s continued service with the Company through each vesting date. Accordingly, even following a determination that the 2025 LTIP Awards have been earned based upon the Company’s performance, the awards will continue to vest over approximately a three- year period to ensure they have a strong retentive component.

Base Salaries and Bonus Targets Adjustment

FY 2025Annual Base Salaries for Certain Executive Officers

Following its annual review of benchmark data provided by the Company's independent compensation consultant, on October 2, 2024, the Committee approved annual base salary increases for the named executive officers for the fiscal year ending September 30, 2025 (“FY 2025”). The annual base salary to be received for FY 2025 by each officer are set forth opposite such officer’s name in the table below:

Name	FY 2025 Annual Base Salary
Zachary Bradford	$950,000
S. Matthew Schultz	$855,000
Gary Vecchiarelli	$510,000
Scott Garrison	$550,000
Taylor Monnig	$410,000

FY 2025Annual Bonus Targets

Following its annual review of benchmark data provided by the Company’s independent compensation consultant, the Committee approved annual bonus targets for FY 2025 for each officer as set forth opposite such officer’s name in the table below:

Name	FY 2025 Annual Base Salary	FY 2025 Annual Bonus Target Percentage	FY 2025 Annual Bonus Target Amount
Zachary Bradford	$950,000	up to 200%	$1,900,000
S. Matthew Schultz	$855,000	up to 200%	$1,710,000
Gary Vecchiarelli	$510,000	up to 150%	$765,000
Scott Garrison	$550,000	up to 150%	$825,000
Taylor Monnig	$410,000	up to 100%	$410,000
Brian Carson	$300,000	up to 40%	$120,000

The annual bonuses shall be determined based on the achievement of certain performance objectives and targets for FY 2025 as established by the Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between CleanSpark, Inc. and Brian Carson, dated October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	October 3, 2024	By:	/s/ Leighton Koehler
Name: Leighton Koehler Title: General Counsel